Exhibit 10.1

AMENDMENT AND RESTATEMENT

OF

LETTER OF CREDIT FACILITY AGREEMENT

October 2, 2010

This document shall serve as an amendment and restatement of that Letter of Credit Facility Agreement dated as of the 2nd day of October, 2001, and last amended and restated October 2, 2008, by and between Bank of the Lakes, N.A. (“Lender”), and Alliance Resource Partners, L.P., a Delaware Limited Partnership (“Borrower”) and shall be effective with respect to all Letters of Credit that have been issued pursuant thereto and remain outstanding.

RECITALS

FOR GOOD AND VALUABLE CONSIDERATION, LENDER AND BORROWER hereby agree as follows, to-wit:

1.	Amendments

a.	It is agreed by and between the parties first mentioned above that all terms of the original credit facility agreement dated the second day of October, 2001, as amended thereafter including the last amendment dated October 2, 2008, shall continue in full force and effect as originally stated and subsequently amended for an additional two years from the date hereof.

b.	Paragraph 1.(1.21, 1.22 and 1.23) regarding guarantor Alliance Resource GP, LLC, are hereby deleted in as much as the parties have agreed effective the date of this amendment that the original guarantor hereto, said Alliance Resource GP, LLC, is hereby released from its guaranty and obligation regarding the borrowing hereunder. It is further understood by and between the parties that any reference to the guaranty and, specifically, guarantor Alliance Resource GP, LLC, contained in the original credit facility agreement dated October 2, 2001, and any amendments thereafter are hereby deleted by reference thereto and said Alliance Resource GP, LLC, is specifically released from its guaranty executed by separate instrument contemporaneous with the letter of credit facility agreement and likewise dated October 2, 2001.

2.	Representations, Warranties, and Covenants

Borrower represents and warrants that all of the representations and warranties set forth in the Letter of Credit Facility Agreement are true and correct as of the date hereof, and borrower further represents and warrants that borrower has performed all of the covenants which borrower is required to perform under the Letter of Credit Facility Agreement and any and all amendments and restatements thereof.

3.	Continuing Effect

Except as expressly set forth in this amendment and restatement of Letter of Credit Facility Agreement, and the previous amendments thereto including that amendment and restatement dated October 2, 2008, all of which are in writing and signed by the parties hereto, all other portions of the loan agreement and related documents including the promissory note dated October 2, 2001, as set forth therein and previously executed by Borrower `shall remain and are in full force and effect.

WITNESS WHEREOF, BORROWER AND LENDER have caused this amendment and restatement of Letter of Credit Facility Agreement to be duly executed by their properly and duly authorized officers as of the day and year first above written

“Borrower”

ALLIANCE RESOURCE PARTNERS, L.P., a limited partnership

By:	ALLIANCE RESOURCE MANAGEMENT GP,
LLC, the managing general partner

	By:	/s/ Brian L. Cantrell
Name: Brian L. Cantrell,
Title: Senior Vice President – Chief Financial Officer

“Lender”

BANK OF THE LAKES, NATIONAL ASSOCIATION

By:	/s/ C. M. Gibson
Name: C. M. Gibson Title: President and Chief Executive Officer